Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including additional amendments thereto) with respect to the Common Stock, par value $0.0001 per share, of Ocuphire Pharma, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: May 16, 2022

Richmond Brothers, Inc.

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Chairman

The RBI Opportunities Fund, LLC

By:	RBI PI Manager, LLC
Manager

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title	Manager

The RBI Opportunities Fund II, LLC

By:	RBI PI Manager, LLC Manager

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Manager

RBI Private Investment III, LLC

By:	RBI PI Manager, LLC Manager

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title	Manager

Richmond Brothers 401(k) Profit Sharing Plan

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title	Trustee

/s/ David S. Richmond
Name:	David S. Richmond

/s/ Matthew J. Curfman
Name:	Matthew J. Curfman